CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

PRICING SUPPLEMENT NO. 27	Filed Pursuant to Rule 424(b)(3)
Dated September 29, 2022 to	Registration No. 333-234103
PROSPECTUS SUPPLEMENT
Dated October 4, 2019 and
PROSPECTUS
Dated October 4, 2019

The Cat Financial PowerInvestmentSTM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-234103) was automatically effective on October 4, 2019. As of October 3, 2022, the interest rates on the Notes will be as follows:

Principal Amount of Notes	Interest Rate Per Annum
Owned by an Investor

RETAIL INVESTOR TIER
$0-$4,999.99	2.12033% Yield
2.10% Rate

$5,000-$49,999.99	2.17321% Yield
2.15% Rate

$50,000 and above	2.27543% Yield
2.25% Rate

CORPORATE TIER	2.27543% Yield
2.25% Rate